CONTACTS:	Investor/PR Contact Carol Ruth +1-646-536-704 cruth@theruthgroup.com	Industry Contacts Anthony Taddey 1-310-444-4146 ttaddey@trestlecorp.com

Exhibit 99.1

Trestle Announces Licensing Availability of Patent on Focal Map for Digital Whole-Slide Scanning

October 18, 2005, 9:30 am ET

IRVINE, CA-- (MARKET WIRE)—October 18, 2005 -- Trestle Holdings, Inc. (OTC BB:TLHO.OB - News), a supplier of digital imaging systems for research, clinical and telepathology applications, announced today that its US patent 6,816,606 “Method for Maintaining High-Quality Focus During High-Throughput, Microscopic Digital Montage Imaging” with an effective date of November 9, 2005 was available for licensing through its newly created Digital Pathology Partner Program..

This patent covers the utilization of a slide specific focal map for the creation of a high quality, in focus scans whole-slide specimen. The utilization of a focal map with slide specific features provides for high quality scans achievable in reduced timeframes and at reasonable costs. This technology further enhances Trestle’s product portfolio focused on bringing integrated digital whole-slide imaging and workflow solutions to the marketplace.

The Digital Pathology Partner Program provides a partnership for other providers of digital microscope devices and quantitative and analytical software to integrate into the Trestle Xcellerator Workflow platform.

“Trestle’s intellectual property is applicable to many areas of both live and digital whole-slide imaging pathology. We are delighted to be able to license this technology to digital partners. Trestle continues to assemble a portfolio of important intellectual properties and technologies. These technologies are designed to facilitate wide spread use of digital microscopy , as well as to aid end-users by providing the integrated digital imaging capture and workflow management tools and solutions.” said Maurizio Vecchione, CEO of Trestle Holdings, Inc.

About Trestle Holdings Inc.

Trestle Holdings Inc. develops and sells digital imaging and telemedicine applications to the both the clinical and life sciences markets. The Company's products link dispersed users with each other, their information databases, and analytical tools. This improved integration can drive cost savings, increase process efficiencies, enable improved pre-clinical and clinical phases of research and development for new drugs, and enhance clinical patient care.

Trestle’s digital imaging products have the potential to transform the pathologist work environment by capturing whole-slide digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. Its use-case specific digital pathology Workflow and whole-slide image database management tools complement its image capture products to provide the pathologist the end-to-end solution in both clinical and research environments. The Company's live microscopy products allow multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The Company’s slide scanning and imaging products perform high-speed whole glass slide digitization for virtual microscopy applications. Trestle’s whole-slide scanning products facilitate image capture, analysis, workflow and database management, and data mining and association applications for both clinical and research customers.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment.

SAFE HARBOR STATEMENT

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our efforts to integrate our recently announce acquisition of the assets of InterScope Technologies, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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